Exhibit 5.2

Locke Lord LLP

111 Huntington Avenue

Boston, MA 02199

Telephone: 617-239-0100

Fax: 617-227-4420

www.locklord.com

April 7, 2015

TECO Finance, Inc.

TECO Energy, Inc.

702 North Franklin Street

Tampa, Florida 33602

Ladies and Gentlemen:

Reference is made to our opinion dated March 6, 2015 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-202565) (the “Registration Statement”) filed on March 6, 2015 by TECO Finance, Inc., a Florida corporation (the “Company”), TECO Energy, Inc., a Florida corporation and parent of the Company (the “Guarantor”), and Tampa Electric Company, a Florida corporation and a wholly owned subsidiary of the Guarantor, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”) filed on or about April 7, 2015 by the Company and the Guarantor with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company, and the guarantee by the Guarantor (the “Guarantee”), of $250,000,000 aggregate principal amount of Floating Rate Notes due 2018 (the “Notes”), which Notes are covered by the Registration Statement. The Notes will be issuable under an indenture dated as of December 21, 2007 (the “Base Indenture”) among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as heretofore amended, and as supplemented by a fourth supplemental indenture to be entered into among the Company, the Guarantor and the Trustee (together with the Base Indenture, the “Indenture”). We understand that the Notes are to be offered and sold in the manner described in the Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company and the proceedings of the Board of Directors of the Guarantor in connection with the authorization, issuance and sale of the Notes and the authorization and issuance of the Guarantee. We have examined such other documents as we consider necessary to render this

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TECO Finance, Inc.

TECO Energy, Inc.

April 7, 2015

opinion. We advise you that, in our opinion, (i) the Notes have been duly authorized by all necessary corporate action of the Company, (ii) the Guarantee has been duly authorized by all necessary corporate action of the Guarantor, and (iii) when the Notes have been duly executed, authenticated and delivered in accordance with the Indenture against payment of the agreed consideration therefor and issued and sold as contemplated in the Prospectus Supplement, the Notes will constitute valid and binding obligations of the Company and the Guarantee will constitute a valid and binding obligation of the Guarantor, all subject to (x) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (y) general principles of equity, regardless of whether applied in proceedings in equity or at law. We have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantor and other sources believed by us to be responsible.

The opinion rendered herein is limited to New York law, the Florida Business Corporation Act and the federal laws of the United States.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement.

Very truly yours,

/s/ LOCKE LORD LLP

LOCKE LORD LLP